Vertex Energy, Inc. 8-K

Exhibit 10.3

FORM OF GUARANTY AND SECURITY AGREEMENT

Dated as of February 1, 2017

among

VERTEX ENERGY OPERATING, LLC,
BANGO OIL LLC,

VERTEX REFINING NV, LLC,
VERTEX REFINING OH, LLC,
VERTEX MERGER SUB, LLC,
VERTEX REFINING LA, LLC,
VERTEX II GP, LLC,

VERTEX ACQUISITION SUB, LLC,
CEDAR MARINE TERMINALS, LP,
VERTEX RECOVERY, L.P.,

GOLDEN STATE LUBRICANTS WORKS, LLC,
CROSSROAD CARRIERS, L.P.,

VERTEX RECOVERY MANAGEMENT, LLC
VERTEX RECOVERY MANAGEMENT LA, LLC
H & H OIL, L.P., and

VERTEX ENERGY, INC.

and

Each Other Grantor

From Time to Time Party Hereto

and

ENCINA BUSINESS CREDIT, LLC,

as Agent

i

TABLE OF CONTENTS

(continued)

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

GUARANTY AND SECURITY AGREEMENT, dated as of February 1, 2017, by VERTEX ENERGY, INC., a Nevada corporation (“Holdings”), VERTEX ENERGY OPERATING, LLC, a Texas limited liability company, BANGO OIL LLC, a Nevada limited liability company, VERTEX REFINING NV, LLC, a Nevada limited liability company, VERTEX REFINING OH, LLC, an Ohio limited liability company, VERTEX MERGER SUB, LLC, a California limited liability company, VERTEX RECOVERY MANAGEMENT, LLC, a Texas limited liability company, VERTEX RECOVERY MANAGEMENT LA, LLC, a Louisiana limited liability company, VERTEX REFINING LA, LLC, a Louisiana limited liability company, VERTEX II GP, LLC, a Nevada limited liability company, VERTEX ACQUISITION SUB, LLC, a Nevada limited liability company, CEDAR MARINE TERMINALS, LP, a Texas limited partnership, VERTEX RECOVERY, L.P., a Texas limited partnership, GOLDEN STATE LUBRICANTS WORKS, LLC, a Delaware limited liability company, CROSSROAD CARRIERS, L.P., a Texas limited partnership, and H & H OIL, L.P., a Texas limited partnership (individually each a “Borrower” and, collectively, “Borrowers”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with Holdings and the Borrowers, the “Grantors”), in favor of Encina Business Credit, LLC (“Encina”), as administrative agent and collateral agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Lenders and each other Credit Party (each as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the [ABL] Credit Agreement dated as of February 1, 2017 (as the same may be amended, restated, supplemented and/or modified from time to time, the “Credit Agreement”) among Holdings, the Borrowers, the Lenders, the Agent and the other Credit Parties, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, Holdings has agreed to guaranty the Obligations (as defined in the Credit Agreement) of each Borrower and each Borrower has agreed to guaranty the Obligations of each other Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1             Definitions. (a) Capitalized terms used herein without definition are used as defined in the Credit Agreement.

(b)          The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)          The following terms shall have the following meanings:

“Account Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried (if applicable, any holder of any other Lien, or any representative therefor) and the Loan Party maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent (and, if applicable, such holder or representative).

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to an Account Control Agreement.

“Collateral” has the meaning specified in Section 3.1.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Account Control Agreement.

“Excluded Accounts” means deposit accounts maintained specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Borrower’s or its Subsidiaries’ employees.

“Excluded Equity” means any voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary, which, pursuant to the terms of the Credit Agreement, is not required to guaranty the Obligations. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) Excluded Accounts, and (iii) any governmental permit or any license, contract or agreement to the extent that the collateral assignment thereof or the creation of a security interest therein would constitute a breach of its terms, or would permit the applicable governmental authority or any such party to such agreement to terminate such permit, license, contract or agreement, except to the extent that the applicable requirement of law or the term in such contract, permit, license or agreement is ineffective under Section 9- 406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code of the United States) or principles of equity; provided, however, that a security interest shall attach immediately at such time as such requirement of law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, and shall attach immediately to any portion of the Collateral that does not result in such consequences; and provided, further, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means (x) each Grantor (other than the Borrowers) and (y) each Borrower with respect to each other Borrower’s Obligations.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Laws in or relating to Internet domain names.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property and any cash equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness or other obligations owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Excluded Property and cash equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any cash equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any cash equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section  5.10 hereof.

“Secured Obligations” has the meaning specified in Section 3.2.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting; and (b) all securities convertible into or exchangeable for any other Stock and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any other Stock, whether or not presently convertible, exchangeable or exercisable.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other stock equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other stock equivalent, whether or not presently convertible, exchangeable or exercisable.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Illinois; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Laws, any of the attachment, perfection or priority of the Agent’s or any other Credit Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of Illinois, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2             Certain Other Terms.

(a)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)	Other Interpretive Provisions.

(i)           Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings given herein when used in any certificate or other document made or delivered pursuant hereto.

(ii)          Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iii)         Performance; Time. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(iv)         Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(v)          Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

Section 2.1 Guaranty. To induce the Lenders to make the Loans and each other Credit Party to make credit available to or for the benefit of one or more Grantors, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of any Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”); provided, that for the avoidance of doubt, the Guaranteed Obligations of any Guarantor shall not include any Excluded Swap Obligations of such Guarantor. This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Laws relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Laws) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3 Contribution. To the extent that any Guarantor that is a Subsidiary of a Borrower shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrowers) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4 Authorization; Other Agreements. The Credit Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)          subject to compliance, if applicable, with Section 10.01 of the Credit Agreement, (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)          apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)          refund at any time any payment received by any Credit Party in respect of any Guaranteed Obligation;

(d)          (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrowers and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)          settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense (other than the payment in full in cash of Guaranteed Obligations), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Agent):

(a)          the invalidity or unenforceability of any obligation of the Borrowers or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)          the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrowers or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)          the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)          any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrowers, any other Guarantor or any of a Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)          any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Credit Party to proceed separately against any Collateral in accordance with such Credit Party’s rights under any applicable Laws; or

(f)          any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of any Borrower, any other Guarantor or any of a Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of any Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees, until such time as all Secured Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated (or, in the case of contingent reimbursement obligations with respect to Bank Products (other than Swap Contracts), cash collateralized), not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against any Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Credit Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Credit Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Credit Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine,

(b)          disclose any information that such Credit Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1          Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)          all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;

(b)          the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Agent pursuant to Section 5.9;

(c)          all books and records pertaining to the other property described in this Section 3.1;

(d)          all property of such Grantor held by any Credit Party, including all property of every description, in the custody of or in transit to such Credit Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)          all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located;

(f)          all Pledged Collateral; and

(g)          to the extent not otherwise included, all proceeds of the foregoing. Notwithstanding the foregoing, Collateral does not include any Excluded Property.

Section 3.2 Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Credit Parties, and grants to the Agent for the benefit of the Credit Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Agent, the Lenders, and the other Credit Parties:

Section 4.1 Title; No Other Liens. Except for the Lien granted to the Agent pursuant to this Agreement and other Permitted Encumbrances under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien, other than permitted encumbrances.

Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Account Control Agreements, (iii) in the case of all copyrights, trademarks and patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Agent over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under Section 5.1(e). Such security interest shall be prior to all other Liens on the Collateral except for Permitted Encumbrances having priority over the Agent’s Lien by operation of law or permitted pursuant to clause (d) of the definition of “Permitted Encumbrance” in the Credit Agreement upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Account Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Agent of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken or will, on the Closing Date, be taken.

Section 4.3 Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or principal place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation or organization, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 4.4 Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit, items out for repair and equipment in possession of employees in each case, in the ordinary course of business) and books and records concerning the Collateral are kept at the locations listed on Schedule 4.

Section 4.5 Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (a) is listed on Schedule 5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, as such Schedule 5 may be updated from time to time by a supplement delivered to Agent; and (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)          As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments (other than checks received in the ordinary course of business) and certificates has been delivered to the Agent in accordance with Section 5.3(a).

(c)          Subject to Section 6.3, upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.6 Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument (other than checks in the ordinary course of business) or tangible chattel paper that has not been delivered to the Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

Section 4.7             Intellectual Property.

(a)          Schedule 6 sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any intellectual property licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b)          On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. No breach or default of any material intellectual property licenses shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. As of the Closing Date, there are no pending (or, to the knowledge of such Grantor, threatened) actions in writing, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material intellectual property licenses.

Section 4.8             Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof in which the amount claimed is, or in which the amount recoverable (if the plaintiff prevails) could reasonably be expected to be in excess of $100,000 individually or $250,000 in the aggregate (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.9 Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.10 Enforcement. No permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

ARTICLE V

COVENANTS

Each Grantor agrees with the Agent to the following, as long as any Obligation or Commitment remains outstanding (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted):

Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. Such Grantor shall (i) not use or permit the Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Laws or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)          Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons, other than holders of Permitted Encumbrances.

(c)          Such Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Agent.

(d)          At any time and from time to time, upon the written request of the Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Laws) in effect in any applicable jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Agent may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary for the collateral assignment to or for the benefit of the Agent of any Contractual Obligation, including any intellectual property license, held by such Grantor in each case that is part of the Collateral and to enforce the security interests granted hereunder and (B) executing and delivering any Account Control Agreements with respect to deposit accounts and securities accounts (other than Excluded Accounts).

(e)          If requested by the Agent, the Grantor shall arrange for the Agent’s security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Agent shall deem advisable to perfect its security interests in any Vehicle.

Section 5.2 Changes in Locations, Name, Etc. Except upon 30 days’ prior written notice to the Agent (or such shorter period as Agent may permit in its sole discretion) and delivery to the Agent of (a) all documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)          permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for inventory or equipment in transit, items out for repair and equipment in the possession of employees (including laptops and cell phones) and equipment with a fair market value not to exceed $100,000 in the aggregate of all such locations, in each case, in the ordinary course of business;

(ii)         change its jurisdiction of organization, its chief executive office or its principal place of business, in each case from that referred to in Section 4.3; or

(iii)        change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3 Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to the Agent, in suitable form for transfer and in form and substance satisfactory to the Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

(b)          Event of Default. During the continuance of an Event of Default, the Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)          Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)          Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral in any material respect or result in any violation of any provision of any Loan Document.

Section 5.4             Accounts.

(a)          Such Grantor shall not, other than in the ordinary course of business or otherwise permitted in the Credit Agreement, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that would materially adversely affect the value thereof.

(b)          In connection with periodic audits conducted by Agent and at any time when an Event of Default is continuing, the Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Agent may reasonably require in connection therewith. So long as an Event of Default is continuing, upon the Agent’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts; provided, however, that unless an Event of Default shall be continuing, the Agent shall request no more than four such reports during any calendar year.

Section 5.5 Commodity Contracts. Except as set forth on Schedule 7, such Grantor shall not have any commodity contract unless subject to an Account Control Agreement.

Section 5.6 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Agent, such Grantor shall mark all such instruments (other than the checks received in the ordinary course of business) and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Encina Business Credit, LLC, as Agent” and, at the request of the Agent, shall promptly deliver such instrument or tangible chattel paper to the Agent, duly indorsed in a manner reasonably satisfactory to the Agent.

(b)          Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Agent.

(c)          If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $100,000, such Grantor shall promptly, and in any event within 10 Business Days after becoming a beneficiary, notify the Agent thereof and use commercially reasonable efforts to enter into a Contractual Obligation with the Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to the Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Agent.

(d)          If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.7 Intellectual Property. (a) Within 45 days after any change to Schedule 6 for such Grantor, such Grantor shall provide the Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.7 and other documents that the Agent reasonably requests with respect thereto.

(b)          Such Grantor shall (and shall use commercially reasonable efforts to cause all its licensees to) (i) (1) continue to use each trademark included in the Material Intellectual Property in order to maintain such trademark in full force and effect with respect to each class of goods for which such trademark is currently used, free from any claim of abandonment for non-use, except where such abandonment for non-use is deemed prudent in the good faith business judgment of such Grantor, (2) maintain at least the same standards of quality of products and services offered under such trademark as are currently maintained, (3) use such trademark with the appropriate notice of registration and all other notices and legends required by applicable Laws, (4) not adopt or use any other trademark that is confusingly similar or a colorable imitation of such trademark unless the Agent shall obtain a perfected security interest in such other trademark pursuant to this Agreement and (ii) not knowingly do any act or omit to do any act whereby (w) such trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way except where it is deemed prudent in the good faith business judgment of such Grantor, (x) any patent included in the Material Intellectual Property may reasonably be expected to become forfeited, misused, unenforceable, abandoned or dedicated to the public except where it is deemed prudent in the good faith business judgment of such Grantor, (y) any portion of the copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain except where it is deemed prudent in the good faith business judgment of such Grantor or (z) any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c)          Such Grantor shall notify the Agent promptly if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any materially adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary in its business judgment or reasonably requested by the Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property, except where such Grantor in its good faith business judgment deems it prudent to abandon.

(d)          Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e)          Such Grantor shall execute and deliver to the Agent in form and substance reasonably acceptable to the Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all copyrights, trademarks, patents and intellectual property licenses of such Grantor and (ii) upon reasonable request of Agent, recording with the appropriate Internet domain name registrar, a duly executed form of collateral assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be reasonably requested by the Agent).

Section 5.8 Notices. Such Grantor shall promptly notify the Agent in writing of its acquisition of any interest hereafter in Collateral that is of a type where a security interest or Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation, that has not already been registered, recorded or filed, to grant or perfect a Lien on such Collateral to the extent required hereunder or reasonably deemed appropriate by the Agent; provided, that, in the case of Vehicles, such Grantor shall provide the Agent with notice on a monthly basis of any Vehicles acquired in the immediately preceding month.

Section 5.9 Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, promptly upon such acquisition, deliver to the Agent, in each case in form and substance reasonably satisfactory to the Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Agent, in each case in form and substance reasonably satisfactory to the Agent, any document, and take all other action, deemed by the Agent to be reasonably necessary or appropriate for the Agent to obtain, on behalf of the Lenders, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by the Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.10       Controlled Securities Account. Each Grantor shall deposit all of its cash equivalents in securities accounts that are Controlled Securities Accounts.

ARTICLE VI

REMEDIAL PROVISIONS

Each Grantor covenants and agrees with the Agent and the other Credit Parties that, from and after the date of this Agreement, subject to the terms of the Intercreditor Agreement:

Section 6.1 Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, the Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)          Disposition of Collateral. Without limiting the generality of the foregoing, the Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than a defense of payment in full in cash of the Guaranteed Obligations), advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its Agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent (except to the extent set forth in any applicable collateral access agreement), through self-help (to the extent permitted by law), without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Agent’s claim or action, except as may be required by applicable non-waivable Law, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Credit Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, in each case, subject to applicable non-waivable Law. The Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Laws, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)          Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Agent’s request, it shall assemble the Collateral and make it available to the Agent at places that the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Agent is able to sell, assign, convey or transfer any Collateral, the Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent and (iv) the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Credit Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Agent.

(d)          Application of Proceeds. The Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Agent and any other Credit Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by the Agent of any other amount required by any Laws, need the Agent account for the surplus, if any, to any Grantor.

(e)          Direct Obligation. Neither the Agent nor any other Credit Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Agent and any other Credit Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Laws. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses (other than a defense of payment in full in cash of the Guaranteed Obligations) it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)          Commercially Reasonable. To the extent that applicable Laws impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent to do any of the following:

(i)           fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)          fail to obtain permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Laws, fail to obtain permits or other consents for the collection or disposition of any Collateral;

(iii)        fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)         advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)          exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)	dispose of assets in wholesale rather than retail markets;

(vii)          disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)         purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of any Collateral or to provide to the Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Credit Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable Laws in the absence of this Section 6.1.

(g)          Intellectual Property Licenses. Solely for the purpose of enabling the Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, for the benefit of the Credit Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2 Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by written notice from the Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent, in a Cash Collateral Account, subject to withdrawal by the Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)          At any time during the continuance of an Event of Default:

(i)           each Grantor shall, upon the Agent’s request, deliver to the Agent all original (or, to the extent not available, a copy thereof) and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original (or, to the extent not available, a copy thereof) orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Agent and that payments in respect thereof shall be made directly to the Agent;

(ii)          the Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Agent’s reasonable satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Agent may, to the extent not prohibited by applicable non-waivable Law, at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii)         each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Agent to ensure any Internet Domain Name is registered.

(c)          Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Credit Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Credit Party of any payment relating thereto, nor shall any Credit Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3 Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by the Agent to the relevant Grantor or Grantors, the Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)          Proxies. In order to permit the Agent, during the continuance of an Event of Default, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c)          Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Agent.

Section 6.4 Proceeds to be Turned over to and Held by Agent. Unless otherwise expressly provided in the Credit Agreement or this Agreement, at any time during the continuance of an Event of Default, proceeds of any Collateral received by any Grantor hereunder in cash or cash equivalents shall be held by such Grantor in trust for the Agent and the other Credit Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Agent in cash or cash equivalents shall be held by the Agent in a Cash Collateral Account. All proceeds being held by the Agent in a Cash Collateral Account (or by such Grantor in trust for the Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5 Sale of Pledged Collateral. (a) Each Grantor recognizes that the Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Laws and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Laws or under applicable state securities laws even if such issuer would agree to do so.

(b)          Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Laws. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Agent and other Credit Parties, that the Agent and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement or that all Secured Obligations have been paid in full in cash. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Agent.

Section 6.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the reasonable and documented fees and disbursements of any attorney employed by the Agent or any other Credit Party to collect such deficiency pursuant to the terms of the Credit Agreement.

ARTICLE VII

THE AGENT

Section 7.1 Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any Related Party thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be reasonably necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent and its Related Parties the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)          in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property (other than Excluded Property) owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Agent may request to evidence, effect, publicize or record the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)         pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)        execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise reasonably necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)         (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Agent or as the Agent shall direct, (B) ask for or demand, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Agent may deem appropriate, (G)  assign any Intellectual Property owned by the Grantors or any intellectual property licenses of such Grantor to the extent not constituting Excluded Property throughout the world on such terms and conditions and in such manner as the Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H)  generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes and do, at the Agent’s option, at any time or from time to time, all acts and things that the Agent deems necessary to protect, preserve or realize upon any Collateral and the Credit Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(b)          If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c)          The reasonable expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate equal to the Default Rate, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(d)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes the Agent and its Related Parties, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the other Credit Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Credit Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4 Duty; Obligations and Liabilities. (a) Duty of Agent. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Agent deals with property for its own account. The powers conferred on the Agent hereunder are solely to protect the Agent’s interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Agent in good faith.

(b) Obligations and liabilities with respect to Collateral. No Credit Party and no Related Parties thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Agent hereunder shall not impose any duty upon any other Credit Party to exercise any such powers. The other Credit Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct as finally determined in a non- appealable judgment by a court of competent jurisdiction.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Credit Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2 Release of Collateral. Subject to the terms of the Intercreditor Agreement, (a) At the time provided in subsection 9.10(a)(i) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor (or its designee) is hereby authorized to file UCC amendments, other release documents and, if necessary, appropriate filings with any applicable IP Office, and other documents at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, the Agent shall promptly deliver to such Grantor any Collateral of such Grantor held by the Agent hereunder and execute and deliver to such Grantor such documents (including termination statements and intellectual property filing terminations) as such Grantor shall reasonably request to evidence such termination.

(b)          If the Agent shall be directed or permitted pursuant to subsection 9.10(a) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such subsection. In connection therewith, the Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents (including termination statements and intellectual property filing terminations) as such Grantor shall reasonably request to evidence such release.

(c)          At the time provided in subsection 9.10(b) of the Credit Agreement and at the request of any Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not an Affiliate of any Borrower and a Subsidiary of any Borrower in a transaction permitted by the Loan Documents.

Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

Section 8.4 No Waiver by Course of Conduct. No Credit Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Credit Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Credit Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Credit Party would otherwise have on any future occasion.

Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement and the terms of the Intercreditor Agreement; provided, however, (a) that schedules to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements or through other documents acceptable to Agent, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Agent and each Grantor directly affected thereby and (b) any Grantor may supplement the schedules hereto to the extent necessary to disclose new or changed facts after the Closing Date.

Section 8.6 Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of any Borrower or as required pursuant to Section 6.11 of the Credit Agreement, the Borrowers shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Agent a Joinder Agreement substantially in the form of Annex 2 (each, a “Joinder Agreement”) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date as required hereunder or pursuant to the other Loan Documents.

(b) Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Agent to attach each Pledge Amendment to this Agreement.

Section 8.7 Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrowers’ notice address set forth in such Section 10.02.

Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Credit Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Illinois.

Section 8.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PARTY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 10.14 OF THE CREDIT AGREEMENT.

Section 8.1 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement. To the extent the terms of this Agreement conflict with the terms contained in the Intercreditor Agreement, the Intercreditor Agreement will prevail, except to the extent that such interpretation contravenes the parties’ mutual intent to create a validly existing and attached security interest. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, until the Discharge of [Term/Revolving] Loan Debt (as defined in the Intercreditor Agreement), any obligation of any Grantor hereunder or under any other Security Document with respect to the delivery of any [Term/Revolving] Loan Priority Collateral shall be deemed to be satisfied by delivery of such [Term/Revolving] Loan Priority Collateral to the [Term/Revolving] Loan Agent pursuant to the [Term/Revolving] Loan Documents (each as defined in the Intercreditor Agreement).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

VERTEX ENERGY, INC.

By:
Name:
Its:

VERTEX ENERGY OPERATING, LLC

By:
Name:
Its:

BANGO OIL LLC		VERTEX RECOVERY MANAGEMENT, LLC

By:		By:
	Name:		Name:
	Its:		Its:

VERTEX REFINING NV, LLC		VERTEX REFINING LA, LLC

By:		By:
	Name:		Name:
	Its:		Its:

VERTEX REFINING OH, LLC		VERTEX II GP, LLC

By:		By:
	Name:		Name:
	Its:		Its:

[Signature Page to Guaranty and Security Agreement]

VERTEX MERGER SUB, LLC		VERTEX ACQUISITION SUB, LLC

By:		By:
	Name:		Name:
	Its:		Its:

CEDAR MARINE TERMINALS, LP		CROSSROAD CARRIERS, L.P.

By:		By:
	Name:		Name:
	Its:		Its:

VERTEX RECOVERY, L.P.		H & H OIL, L.P.

By:		By:
	Name:		Name:
	Its:		Its:

GOLDEN STATE LUBRICANTS WORKS, LLC		VERTEX RECOVERY MANAGEMENT LA, LLC

By:		By:
	Name:		Name:
	Its:		Its:

[Signature Page to Guaranty and Security Agreement]

ACCEPTED AND AGREED as of the date first above written:

ENCINA BUSINESS CREDIT, LLC, as Agent

By:
Name:
Title:	Duly Authorized Signatory

[Signature Page to Guaranty and Security Agreement]

ANNEX 1

TO

GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of_____________     , 20   , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of February 1, 2017, by VERTEX ENERGY, INC., a Nevada corporation (“Holdings”), VERTEX ENERGY OPERATING, LLC, a Texas limited liability company, BANGO OIL LLC, a Nevada limited liability company, VERTEX REFINING NV, LLC, a Nevada limited liability company, VERTEX REFINING OH, LLC, an Ohio limited liability company, VERTEX MERGER SUB, LLC, a California limited liability company, VERTEX RECOVERY MANAGEMENT, LLC, a Texas limited liability company, VERTEX RECOVERY MANAGEMENT LA, LLC, a Louisiana limited liability company, VERTEX REFINING LA, LLC, a Louisiana limited liability company, VERTEX II GP, LLC, a Nevada limited liability company, VERTEX ACQUISITION SUB, LLC, a Nevada limited liability company, CEDAR MARINE TERMINALS, LP, a Texas limited partnership, VERTEX RECOVERY, L.P., a Texas limited partnership, GOLDEN STATE LUBRICANTS WORKS, LLC, a Delaware limited liability company, CROSSROAD CARRIERS, L.P., a Texas limited partnership, and H & H OIL, L.P., a Texas limited partnership (individually each a “Borrower” and, collectively, “Borrowers”), the undersigned Grantor and the other Affiliates of the Borrowers from time to time party thereto as Grantors in favor of ENCINA BUSINESS CREDIT, LLC, as Agent for the Credit Parties referred to therein (the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1- A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Guaranty and Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

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Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

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ACKNOWLEDGED AND AGREED as of the date first above written:

ENCINA BUSINESS CREDIT, LLC, as Agent

By:
Name:
Title: Duly Authorized Signatory

A1-3

ANNEX 2

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of ________ ___, 20__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of February 1, 2017, by VERTEX ENERGY, INC., a Nevada corporation (“Holdings”), VERTEX ENERGY OPERATING, LLC, a Texas limited liability company, BANGO OIL LLC, a Nevada limited liability company, VERTEX REFINING NV, LLC, a Nevada limited liability company, VERTEX REFINING OH, LLC, an Ohio limited liability company, VERTEX MERGER SUB, LLC, a California limited liability company, VERTEX RECOVERY MANAGEMENT, LLC, a Texas limited liability company, VERTEX RECOVERY MANAGEMENT LA, LLC, a Louisiana limited liability company,, VERTEX REFINING LA, LLC, a Louisiana limited liability company, VERTEX II GP, LLC, a Nevada limited liability company, VERTEX ACQUISITION SUB, LLC, a Nevada limited liability company, CEDAR MARINE TERMINALS, LP, a Texas limited partnership, VERTEX RECOVERY, L.P., a Texas limited partnership, GOLDEN STATE LUBRICANTS WORKS, LLC, a Delaware limited liability company, CROSSROAD CARRIERS, L.P., a Texas limited partnership, and H & H OIL, L.P., a Texas limited partnership (individually each a “Borrower” and, collectively, “Borrowers”) and the Affiliates of the Borrowers from time to time party thereto as Grantors in favor of ENCINA BUSINESS CREDIT, LLC, as Agent for the Credit Parties referred to therein (as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named as a Grantor and a Guarantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Credit Parties, and grants to the Agent for the benefit of the Credit Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder. The undersigned hereby agrees to be bound as a Grantor and a Guarantor for the purposes of the Guaranty and Security Agreement.

A2-1

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

A2-2

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name:
Title:

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ACKNOWLEDGED AND AGREED as of the date first above written:

[EACH GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By:
Name:
Title:

ENCINA BUSINESS CREDIT, LLC, as Agent

By:
Name:
Title: Duly Authorized Signatory

A2-4

ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _________ ___, 20__, is made by _________________, [“__________”], __________________[“___________________”]                              and __ [“________”] (each a “Grantor” and, collectively, the “Grantors”), in favor of Encina Business Credit, LLC (“Encina”), as agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Lenders, and the other Credit Parties (each as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the [ABL] Credit Agreement, dated as of February 1, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the other Loan Parties, and the Lenders from time to time party thereto and the Agent, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the Agent (the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrowers; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Credit Parties, and grants to the Agent for the benefit of the Credit Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

1 Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

A3-1

(a)          [all of its copyrights and all intellectual property licenses providing for the grant by or to such Grantor of any right under any copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals, reversions and extensions of the foregoing; and

(c)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its patents and all intellectual property licenses providing for the grant by or to such Grantor of any right under any patent, including, without limitation, those referred to on Schedule 1 hereto;

(a)         all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(b)         all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)         [all of its trademarks and all intellectual property licenses providing for the grant by or to such Grantor of any right under any trademark, including, without limitation, those referred to on Schedule 1 hereto;

(c)         all renewals and extensions of the foregoing;

(d)         all goodwill of the business connected with the use of, and symbolized by, each such trademark; and

(e)         all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

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Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and intellectual property licenses subject to a security interest hereunder.

Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Illinois.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR]
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED as of the date first above written:

ENCINA BUSINESS CREDIT, LLC, as Agent

By:
Name:
Title: Duly Authorized Signatory

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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SCHEDULE I
TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.          REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.          [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.          Intellectual Property Licenses [Include complete legal description of agreement (name of agreement, parties and date)]

Execution Copy

Schedule 1
Commercial Tort Claims

Vertex Refining NV, LLC v. National Union Fire Insurance Company of Pittsburgh, PA and Assurance Agency, Ltd, Case No. 16-cv-03498 (U.S. District Court for the Northern District of Illinois).

Schedule 1
Commercial Tort Claims

Schedule 2
Filings

Grantor	Filing Type	Jurisdiction	Filing Office
Vertex Energy Operating, LLC	UCC-1	Texas	Secretary of State
Vertex Energy, Inc.	UCC-1	Nevada	Secretary of State
Vertex Refining NV, LLC	UCC-1 (all assets)	Nevada	Secretary of State
Vertex Refining NV, LLC	UCC-1 (tort)	Nevada	Secretary of State
Vertex Refining LA, LLC	UCC-1	Louisiana	Jefferson Parish
Vertex Refining OH, LLC	UCC-1	Ohio	Secretary of State
Vertex II GP, LLC	UCC-1	Nevada	Secretary of State
Vertex Merger Sub, LLC	UCC-1	California	Secretary of State
Vertex Acquisition Sub, LLC	UCC-1	Nevada	Secretary of State
Cedar Marine Terminals, LP	UCC-1	Texas	Secretary of State
Crossroad Carriers, L.P.	UCC-1	Texas	Secretary of State
Vertex Recovery, L.P.	UCC-1	Texas	Secretary of State
H & H Oil, L. P.	UCC-1	Texas	Secretary of State
Golden State Lubricants Works, LLC	UCC-1	Delaware	Secretary of State
Bango Oil LLC	UCC-1	Nevada	Secretary of State
Vertex Recovery Management, LLC	UCC-1	Texas	Secretary of State
Vertex Recovery Management LA, LLC	UCC-1	Louisiana	Jefferson Parish

Schedule 2
Filings

Schedule 3

Jurisdiction of Organization; Chief Executive Office

Full Legal Name	Jurisdiction of Organization	Organization I.D.#
Vertex Energy, Inc.	Nevada	NV20081229119
Vertex Energy Operating, LLC	Texas	801959969
Vertex Refining NV, LLC	Nevada	N20141170447
Vertex Refining LA, LLC	Louisiana	41456232K
Vertex II GP, LLC	Nevada	NV20121491058
Vertex Merger Sub, LLC	California	200814410055
Vertex Acquisition Sub, LLC	Nevada	NV20111698674
Cedar Marine Terminals, LP	Texas	0800533829
Crossroad Carriers, L.P.	Texas	0800854831
Vertex Recovery, L.P.	Texas	0800095940
H & H Oil, L.P.	Texas	0800848980
Golden State Lubricants Works, LLC	Delaware	4940256
Vertex Refining OH, LLC	Ohio	2322821
Vertex Recovery Management, LLC	Texas	802263407
Vertex Recovery Management LA, LLC	Louisiana	42264973K
Bango Oil LLC	Nevada	NV20051740705

Each Grantor’s chief executive office is located at 1331 Gemini Street, Suite 250, Houston, TX 77058 and has been located at such location for the five years preceding the date hereof.

Schedule 3

Jurisdiction of Organization; Chief Executive Office

Schedule 4
Location of Inventory and Equipment

Grantor	Property Location
Vertex Acquisition Sub, LLC	20909 FM 685 Pflugerville, TX 78660 (Travis County)

Vertex Acquisition Sub, LLC	7311 Decker Drive Baytown, TX 77520 (Harris County)

Vertex Recovery, L.P.	7941 Recycle Drive Corpus Christi, TX 78409 (Nueces County)

Vertex Refining OH, LLC	4021 East 5th Avenue Columbus, OH 43219 (Franklin County)

Vertex Refining OH, LLC	4001 East 5th Avenue Columbus, OH 43219 (Franklin County)

Vertex Refining OH, LLC	4560 West Pike St. Zanesville, OH 43701 (Muskingum County)

Vertex Refining OH, LLC	714 Keen Street Zanesville, OH 43701 (Muskingum County)

Vertex Energy Operating, LLC	1331 Gemini St. Suite 250, Houston, TX 77058 (Harris County)

Cedar Marine Terminals, LP	200 Atlantic Pipeline Rd. Baytown, TX 77520 (Chambers County)

Vertex Refining LA, LLC	5000 River Rd. Marrero, LA 70072 (Jefferson Parrish)

Vertex Refining LA, LLC	278 E. Ravenna Road Myrtle Grove, LA 70037 (Plaquemines Parish)

H & H Oil, L.P.	11626 Old Corpus Christi Hwy San Antonio, TX 78223 (Bexar County)

Vertex Refining OH, LLC	4376 State Route 601 Norwalk, OH 44857 (Huron County)

Schedule 4

Location of Inventory and Equipment

Vertex Refining OH, LLC	1749 Moxahala Avenue Zanesville, OH 43701 (Muskingum County)

Vertex Refining OH, LLC	481 Adena Drive Mount Sterling, KY 40353 (Montgomery County)

Vertex Refining OH, LLC	5330 Point Pleasant Road Ravenswood, WV 26164 (Jackson County)

Schedule 4

Location of Inventory and Equipment

Schedule 5

Pledged Collateral

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company
Vertex Energy, Inc.	Vertex Energy Operating, LLC	No	N/A	N/A	100%
Vertex Energy Operating, LLC	Vertex Refining NV, LLC	No	N/A	N/A	100%
Vertex Energy Operating, LLC	Vertex Refining LA, LLC	No	N/A	N/A	100%
Vertex Energy Operating, LLC	Vertex II GP, LLC	No	N/A	N/A	100%
Vertex Energy Operating, LLC	Vertex Merger Sub, LLC	No	N/A	N/A	100%
Vertex Energy Operating, LLC	Vertex Acquisition Sub, LLC	No	N/A	N/A	100%
Vertex Refining NV, LLC	Golden State Lubricants Works, LLC	No	N/A	N/A	100%
Vertex Energy Operating, LLC	Vertex Refining OH, LLC	No	N/A	N/A	100%
Vertex Refining NV, LLC	Bango Oil LLC	No	N/A	N/A	100%
Vertex Energy Operating, LLC	Vertex Recovery Management, LLC	No	N/A	N/A	100%
Vertex Recovery Management, LLC	Vertex Recovery Management LA, LLC	No	N/A	N/A	51%

Schedule 5
Pledged Collateral

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership
Vertex Acquisition Sub, LLC	Cedar Marine Terminals, LP	Partnership Interests	No	N/A	100%
Vertex Acquisition Sub, LLC	Crossroad Carriers, L.P.	Partnership Interests	No	N/A	100%
Vertex Acquisition Sub, LLC	Vertex Recovery, L.P.	Partnership Interests	No	N/A	100%
Vertex Recovery, L.P.	H & H Oil, L.P.	Partnership Interests	No	N/A	100%

Pledged Debt Instruments:

None.

Schedule 5
Pledged Collateral

Schedule 6

Intellectual Property

(i)	Intellectual Property that is registered or subject to applications for registration:

Patents

Document No.	Document Title	Grantor	Applicable Dates
US Patent No. 5,306,419	Used Lubricating Oil Reclaiming	Vertex Refining LA, LLC	Patent issued on April 26, 1994 from an application filed on August 5, 1993
US Patent No. 5,447,628	Reconstituting Lubricating Oil	Vertex Refining LA, LLC	Patent issued on September 5, 1995 from an application filed on November 15, 1993
U.S. Patent No. 8,613,838	System for Making a Usable Hydrocarbon Product from Used Oil	Vertex Energy Operating, LLC	Patent issued on December 24, 2013 from application filed on July 28, 2010.
U.S. Patent No. 8,398,847	Method for Making a Usable Hydrocarbon Product from Used Oil	Vertex Energy Operating, LLC	Patent issued on March 19, 2013 from application filed on July 28, 2010.

Trademarks

Mark/Grantor	Reg. No./ Serial No.	Filing Date	Expiration Date
VERTEX Vertex Energy Operating, LLC	5007123/86829344	November 23, 2015	November 23, 2025
PRODUCING TOMORROW’S ENERGY Vertex Energy Operating, LLC	86829417	November 23, 2015	November 23, 2025
VTX Vertex Energy Operating, LLC	86829394 Intent-to-Use Application	November 23, 2015	November 23, 2025

Vertex Energy Operating, LLC	86829368	November 23, 2015	November 23, 2025

Schedule 6
Intellectual Property

(ii)	Internet Domain Names:

ARROWRECYCLING.NET

BANGONV.COM

BESTSANDKTRANS.COM

CROSSROADCARRIERS.NET

ESOURCEHOLDINGS.COM

HH-OIL-RECYCLING.COM

HHRECYCLING.COM

OIL-RECYCLING-AUSTIN.COM

OIL-RECYCLING-BAYTOWN.COM

OIL-RECYCLING-EDINBURG.COM

OIL-RECYCLING-HOUSTON.COM

OIL-RECYCLING-SAN-ANTONIO.COM

OIL-RECYCLING-TEXAS.COM

OMEGA-HOLDINGSLLC.COM

OMEGA-REFINING.COM

OMEGAHOLDINGSLLC.CO

OMEGAHOLDINGSLLC.NET

OMEGAREFINERY.COM

OMEGAREFINING.CO

OMEGAREFINING.COM

OMEGAREFINING.NET

SANDKTRANS.COM

VERTEX-PENTHOL.COM

VERTEX-PENTHOL.NET

VERTEX-PENTHOL.US

VERTEXCOMPANIES.NET

VERTEXENERGY.COM

VERTEXGREEN.COM

4

VERTEXHOLDINGS.NET

VERTEXLUBRICANT.COM

VERTEXLUBRICANTS.COM

VERTEXLUBRICANTS.INFO

VERTEXLUBRICANTS.NET

VERTEXLUBRICANTS.ORG

VERTEXMARINE.COM

VERTEXMARINE.INFO

VERTEXMARINE.NET

VERTEXMARINE.ORG

VERTEXPENTHOL.COM

VERTEXRECLAMATION.COM

VERTEXRECOVERY.COM

VERTEXRECYCLING.NET

VRMWASTEHELP.COM

VTXLUBRICANT.COM

VTXLUBRICANTS.COM

HEARTLAND-PETROLEUM.COM

VERTEXENERGY.ASIA

VERTEXENERGY.TW

VERTEXENERGY.HK

VERTEXENERGY.CN

(iii)	Material Intellectual Property and material Software:

The Grantors use the following common law trademark:

The Grantors license the following material Software:

●	Genesis

●	Desert Micro

●	Depreciation Works

●	Time Clock Plus

●	IFTA

5

Schedule 7
Commodity Contracts

2002 ISDA Master Agreement dated May 27, 2015 between Macquarie Bank and Holdings

Schedule 7

Commodity Contracts